UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2016

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Prudential Financial, Inc. (the “Company”) furnishes herewith, as Exhibit 99.1, a news release announcing second quarter 2016 results.

Item 7.01 Regulation FD Disclosure.

A.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.2, the Quarterly Financial Supplement for second quarter 2016.

B.	Conference Call and Related Materials. Members of the Company’s senior management will hold a conference call on Thursday, August 4, 2016 at 11:00 A.M. ET, to discuss the Company’s second quarter 2016 results. Related materials are available on the Company’s Investor Relations website at www.investor.prudential.com.

Item 8.01 Other Events.

Increase to Share Repurchase Authorization

Today, the Company is announcing that its Board of Directors has authorized a $500 million increase to the Company’s share repurchase authorization for calendar year 2016. As a result, the Company’s aggregate Common Stock share repurchase authorization for the full year 2016 is $2.0 billion. As of June 30, 2016, the Company had repurchased $750 million of shares of its Common Stock under this authorization.

The timing and amount of any future share repurchases under this share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release of Prudential Financial, Inc., dated August 3, 2016, announcing second quarter 2016 results (furnished and not filed).

99.2	Quarterly Financial Supplement for Prudential Financial, Inc. for second quarter 2016 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Robert D. Axel
Name: Robert D. Axel
Title: Senior Vice President and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc., dated August 3, 2016, announcing second quarter 2016 results (furnished and not filed).

99.2	Quarterly Financial Supplement for Prudential Financial, Inc. for second quarter 2016 (furnished and not filed).

4